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                                                                    Exhibit 10.6

                   THE PENSION PLAN FOR NON-EMPLOYEE DIRECTORS
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                 OF THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
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     The Pension Plan for Non-Employee Directors of The Prudential Insurance
Company of America (the "Plan") was established by The Prudential Insurance Company of America (the "Company"), effective as of April 1, 1985 (the "Effective Date"), for the purpose of providing retirement income for non-employee directors of the Company (the "Non-Employee Directors"), after termination of their services on the Board of Directors of the Company. The Plan has been amended and restated effective as of May 12, 1998.

     The Plan is intended to be, and shall be administered as, an unfunded plan maintained for the purpose of providing retirement benefits for the Non-Employee Directors and, as such, is not an "employee benefit plan" within the meaning of Title I of ERISA (as defined below). The Plan is also intended to comply with the provisions of New Jersey Statutes Annotated 17B:18-52.

                                   ARTICLE 1

                                   DEFINITIONS
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     The following capitalized terms shall have the meanings hereinafter set forth in this Plan. Other terms that are capitalized in the Plan shall be defined in the same manner as they are defined in the Non-Employee Director's Deferred Compensation Plan:

     "Board" or "Board of Directors" means the Board of Directors of the Company.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Committee" means the Committee that has been appointed by the Board of Directors pursuant to Article V of the Plan.

     "Company" means The Prudential Insurance Company of America.

     "Controlled Group" means the Company and (i) each corporation which is a member of a controlled group of corporations (within the meaning of Section 414(b) of the Code) which includes the Company, (ii) each trade or business (whether or not

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incorporated) which is under common control with the Company (within the meaning of Section 414(c) of the Code), (iii) each organization included in the same affiliated service group (within the meaning of Section 414(c) of the Code) as the Company, and (iv) each other entity required to be aggregated with the Company pursuant to regulations promulgated under Section 414(o) of the Code.
Any such entity shall be treated as part of the Controlled Group only for the period while it is a member of the controlled group or considered to be in a common control group.

     "Director" means any current or future member of the Company's Board of Directors and those former members of the Company's Board of Directors who have retired from the Board on or after attaining age seventy (70).

     "Disability" means any injury or illness which in the opinion of a duly licensed physician acceptable to the Company renders it impossible for a Director to continue to perform the Director's duties as a member of the Board of Directors.

     "Effective Date" means April 1, 1985.

     "Employee Director" means a person serving as a Director who is concurrently an employee or officer of the Company. An individual shall cease to be an Employee Director and, assuming that they remain on the Board of Directors, become a Non-Employee Director, upon his or her retirement or other termination of employment from the Company.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Non-Employee Director" means any Director of the Company who is not a salaried officer or employee of either the Company or any entity within the Controlled Group.


     "Plan" means the Pension Plan for Non-Employee Directors of The Prudential Insurance Company of America, as stated herein and as from time to time amended.

     "Retirement Benefit" means the annual pension to which a Non-Employee Director may become entitled pursuant to Article III, determined under either clause (1) or (2) (but not both) as follows: (1) for any Non-Employee Director who has retired or terminated pursuant to the provisions of Sections 3.1, 3.2 or 3.3 of the Plan on or before January 1, 1996, such Non-Employee Director's annual Retirement Benefit is equal to the basic annual retainer paid to such Director immediately prior to such retirement or termination, reduced, if applicable, by the provisions of Section 3.2(b); and
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(2) effective January 1, 1996, a Non-Employee Director's annual Retirement
Benefit will be equal to $30,000 (reduced, if applicable, by the provisions of Section 3.2(b)), provided that such Director satisfies all of the requirements set forth in Articles II, III and IV of the Plan. Such annual Retirement Benefit shall be paid in equal monthly installments for the life of the Non-Employee Director.

     "Years of Service" means the period that begins on the date a Non-Employee Director is elected or appointed to the Company's Board of Directors and ends on the date of termination of membership on the Company's Board.

There shall be excluded from Years of Service any period during which a Non-Employee Director was an Employee Director.

                                  ARTICLE II

                                  ELIGIBILITY
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     2.1 Eligibility. The Directors who are eligible to participate in, and
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accrue benefits under, this Plan are Non-Employee Directors who are living on or after the Effective Date.

                                  ARTICLE III

                                   BENEFITS
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     3.1 Retirement.
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     Each Non-Employee Director who has become vested in a Retirement Benefit pursuant to Article IV and who retires from the Board of Directors on or after attaining age 70 (or such earlier date as may be required for a Non-Employee Director's retirement pursuant to resolutions adopted by the Board of Directors) shall be entitled to receive a Retirement Benefit. Such Retirement Benefit shall commence being paid on the first day of the month following the later of (1) such Non-Employee Director's retirement from the Board, or (2) the date this Plan is established, provided he or she is living on the date the payment of the Retirement Benefit would otherwise commence.

     3.2 Termination of Board Membership Prior to Retirement Other Than on
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Account of Disability or Death.
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          (a)  A Non-Employee Director who has become vested in a Retirement
               Benefit pursuant to Article IV and who terminates his or her membership on the Board of Directors prior to attaining age 70 (or such earlier date as may be required for a Non-Employee Director's retirement pursuant to resolutions adopted by the Board of Directors) for any reason other than Disability or death shall be entitled to receive a Retirement Benefit commencing on the first day of the month coincident with or next following his or her attainment of age 70, provided he or she is living on such date.

          (b) A vested Non-Employee Director who terminates his or her membership on the Board of Directors prior to attaining age 70 may elect to receive a reduced Retirement Benefit. Such reduced Retirement Benefit may commence on the first day of the month coincident with or next following the Non-Employee Director's attainment of age 60 or on the first day of any subsequent month, provided such Director is living on such date. The reduction shall be five (5) percent multiplied by each year that the Retirement Benefit commences prior to age 70; provided however, that (i) the reduction at ages less than sixty-six (66) shall be lessened by two (2) percent for each Year of Service completed by the Director in excess of five (5), but not to less than twenty
               (20) percent, and (ii) the reduction at age 69 shall be zero (0) percent if the Director's membership on the Board terminates at age 69 under the election rules.

     3.3 Disability.
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     A Non-Employee Director who has become vested in a Retirement Benefit pursuant to Article IV and who incurs a termination of membership on the Board of Directors on account of Disability shall be entitled to receive a Retirement Benefit commencing on the first day of the month following his or her termination of Board membership as a result of such Disability, provided he or she is living on such date.

     3.4 Death.
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     There are no death benefits payable under the Plan. Upon the death of a
Non-Employee Director who is receiving benefits pursuant to this Article III, the payment of any Retirement Benefits shall immediately cease.

     3.5 Adjustments.
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     The Retirement Benefit payable to a Non-Employee Director pursuant to
Section 3.1, 3.2, or 3.3 may be increased from time to time, subject to the approval of the Board and pursuant to the provisions of Article VI.

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                                  ARTICLE IV

                                    VESTING
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     4.1  Vesting Schedule. A Non-Employee Director shall vest in his or her
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Retirement Benefit in accordance with the following schedule based upon such
Director's Years of Service:

                           Years of Service                   Percent Vested

                           Less than five                                0%
                           Five or more                                100%

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                                    ARTICLE V
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                           ADMINISTRATION OF THE PLAN
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     5.1 Administration of the Plan. The Board of Directors shall appoint a
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Committee to administer the Plan, which shall be comprised of the following three persons: the Vice President and Secretary of the Company, the Vice President and Chief Legal Officer of the Company's Human Resources Department, and the Vice President of Total Compensation (with the Vice President and Secretary of the Company serving, where appropriate, as the primary contact for questions related to the Plan's operation by Non-Employee Directors). The Committee shall maintain such procedures and records as will enable the Committee to determine the Non-Employee Directors who are entitled to receive benefits under the Plan and the amounts thereof.

     5.2 General Powers of Administration. The Committee shall have the
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exclusive right, power, and authority to interpret, in its sole discretion, any and all of the provisions of the Plan; and to consider and decide conclusively any questions (whether of fact or otherwise) arising in connection with the administration of the Plan or any claim for benefits arising under the Plan. Any decision or action of the Committee shall be conclusive and binding on the Company and the Non-Employee Directors.

                                  ARTICLE VI

                       AMENDMENT AND TERMINATION OF PLAN
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     6.1 Amendment or Termination of the Plan. The Company reserves the right to
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amend or terminate the Plan in any respect and at any time, without the consent of Non-Employee Directors; provided, however, that the following conditions with respect to such amendment or termination must be satisfied in order for such amendment or termination to be binding and in effect:


  (a) Such amendment or termination must be made pursuant to a written resolution of the Committee which is approved thereafter by the Board of Directors; and

  (b) Such amendment or termination resolution may not retroactively reduce or adversely affect the amount of any Retirement Benefit payable to any Non-Employee Director, or (ii) adversely affect the rights of any Non-Employee Director to receive benefits vested under the Plan prior to such amendment or termination.
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                                  ARTICLE VII
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                               GENERAL PROVISIONS
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     7.1 Non-Employee Director's Rights Unsecured and Unfunded. The Plan at all
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times shall be entirely unfunded. No assets of the Company shall be segregated or earmarked to represent the liability for accrued benefits under the Plan. The right of a Non-Employee Director to receive a payment hereunder shall be an unsecured claim against the general assets of the Company. All payments under the Plan shall be made from the general funds of the Company.

     7.2 No Guarantee of Benefits. Nothing contained in the Plan shall
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constitute a guaranty by the Company or any other person or entity that the assets of the Company will be sufficient to pay any benefit hereunder.

     7.3 No Creation of Employee Rights. Participation in the Plan shall not be
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construed to give or deem any Non-Employee Director to be an employee of the

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Company, nor does the creation and maintenance of this Plan give no further rights to any Director to continue as a member of the Board of Directors beyond those which are inherent in such Director's election or appointment as a member of the Company's Board of Directors.

     7.4 Non-Alienation Provision. No interest of any person or entity in, or
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right to receive a benefit or distribution under, the Plan shall be subject in any manner to sale, transfer, anticipation, assignment, pledge, attachment, garnishment, or other alienation or encumbrance of any kind; nor may such interest or right to receive a distribution be taken, either voluntarily or involuntarily for the satisfaction of the debts of, or other obligations or claims against, such person or entity, including claims for alimony, support, separate maintenance and claims in bankruptcy proceedings.

     7.5 Applicable Law; Severability. The Plan shall be construed and
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administered under the laws of the State of New Jersey, except to the extent that such laws are preempted by ERISA, if applicable. In the event any provision of this Plan shall be determined to be illegal or invalid for any reason, the remaining portion(s) shall continue in full force and effect as if such illegal or invalid provision had never been included herein.

     7.6 Taxes. To the extent required by law, amounts accrued under the Plan
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shall be subject to federal social security and unemployment taxes during the year the services giving rise to such amounts were performed (or, if later, when the amounts are both determinable and not subject to a substantial risk of forfeiture). The Company shall withhold from any payments made pursuant to the Plan such amounts as may be required by federal, state or local law.

     7.7 Excess Payments. If the compensation, years of service, age, or any
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other relevant fact relating to any person is found to have been misstated, the
Plan benefit payable by the Company to a Non-Employee Director shall be the Plan benefit which would have been provided on the basis of the correct information. Any excess payments due to such misstatement, or due to any other mistake of fact or law, shall be refunded to the Company or withheld by it from any further amounts otherwise payable under the Plan.

     7.8 No Impact on Other Benefits. Amounts accrued under the Plan shall not
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be included in a Non-Employee Director's compensation for purposes of calculating benefits under any other plan, program or arrangement sponsored by the Company.

     7.9 Data. Each Non-Employee Director shall furnish the Committee all
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information necessary or appropriate for the administration of the Plan, and the
Company shall not be liable for the fulfillment of any benefits in any way dependent upon such information unless and until the same shall have been received by the Committee in a form satisfactory to it.
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     7.10 Incapacity of Recipient. If a Non-Employee Director entitled to a
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Retirement Benefit under the Plan is living under guardianship or conservatorship, distributions payable under the terms of the Plan to such Non-Employee Director shall be paid to his or her appointed guardian or conservator and such payment shall be a complete discharge of any liability of the Company under the Plan.

     7.11 Usage of Terms and Headings. Words in the masculine gender shall
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include the feminine and the singular shall include the plural, and vice versa, unless qualified by the context. Any headings are included for ease of reference only, and are not to be construed to alter the terms of the Plan.